EXHIBIT 5.1

• June 2005

TBS International Limited Commerce Building Chancery Lane Hamilton HM 12 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	(+1) 441-299-4954 mausenda@cdp.bm MAA/aca/378817/corpdocs/143106

Dear Sirs

TBS International Limited (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No. 333-123157) filed with the U.S. Securities and Exchange Commission (the "Commission") on    •   May 2005 (the "Registration Statement") relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of              class A common shares, par value US$0.01 each, of which              are being offered by the Company and              (the "Issued Shares") are being offered by certain selling shareholders of the Company (the "Selling Shareholders"), together with up to an additional              class A common shares, par value US$0.01 each, which are subject to an over-allotment option granted to the underwriters by the Company and the Selling Shareholders (together, the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on    •   June 2005, copies of [unanimous written resolutions/minutes of a meeting] of the members of the Company dated    •   May 2005, minutes of meetings of the board of directors of the Company held on 1 March 2005, unanimous written resolutions of the board of directors of the Company dated 17 April 2005 and 26 April 2005 and [date of additional minutes] and minutes of a meeting of the special committee of the board of directors of the Company held on • May 2005 (together, the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. Except as expressly stated herein, we have not reviewed any exhibit or schedule to the Registration Statement.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any Common Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (g) that at the time the Common Shares are issued by the Company or transferred by the Selling Shareholders, shares of the Company will be listed on NASDAQ National Market.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Common Shares offered by the Company will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Validity of Common Shares" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman